Exhibit 99.1

Mesa-Royalty-Trust

Mesa Royalty Trust Announces Trust Income for December 2005

MESA ROYALTY TRUST
JPMorgan Chase Bank, N.A., Trustee	NEWS
RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS December 20, 2005 — Mesa Royalty Trust (NYSE symbol-MTR) announced the Trust income distribution for the month of December 2005. Unitholders of record on December 31, 2005 will receive distributions amounting to $1,330,519 or $0.713954524 per unit payable on January 31, 2006. Royalty income from the San Juan Basin Properties totaled $727,182. Royalty income from the Hugoton Properties totaled $605,121.

The extent of future distributions from the properties in which the Trust has an interest will continue to be dependent on normal factors associated with oil and gas operations such as oil and gas production levels, prices and associated cost, accruals for future abandonment costs, timing and extent of capital expenditures.

Contact:

Mesa Royalty Trust

JPMorgan Chase Bank, N.A., as Trustee
Mike Ulrich
1(800) 852-1422
(512) 479-2562

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700 Lavaca   Austin, TX 78701